Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of OurPet’s Company (the “Company”) on Form 10-QSB for the quarter ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, being the Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act 0f 2002, that:

I have reviewed this Report on Form 10-QSB for the quarter ended June 30, 2003 of OurPet’s Company.

Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report; and

Based on my knowledge, the financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations and cash flows or the Registrant as of, and for, the periods presented in this Report.

/s/ Steven Tsengas	/s/ John G. Murchie
BY STEVEN TSENGAS	BY JOHN G. MURCHIE
Chairman of the Board and Chief Executive Officer	Chief Financial Officer

Dated: August 5, 2003	Dated: August 5, 2003

This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained in that statute, and not for any other purpose.